EXHIBIT 32.2

Section 1350 Certification

In connection with the Quarterly Report of Puradyn Filter Technologies Incorporated (the “Company”) on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, Martin Scott, principal financial and accounting officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Dated: March 25, 2019	/s/ Martin Scott
Martin Scott,
CFO Consultant, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.